SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                February 28, 2003
                Date of Report (date of earliest event reported)



                        NATURAL GAS SERVICES GROUP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



          Colorado                        1-31398                75-2811855
----------------------------      ---------------------     --------------------
(State or other jurisdiction      (Commission File No.)        I.R.S. Employer
        of incorporation)                                   (Identification No.)



2911 SCR 1260, Midland, Texas                                        79706
-----------------------------                                 ------------------
(Address of principal executive offices)                           (Zip Code)



                                 (915) 563-3974
                           --------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On February 28, 2003,  to be  effective  January 1, 2003,  NGE Leasing,
Inc. ("NGE"), a wholly-owned subsidiary of Natural Gas Services Group, Inc. ("Natural Gas"), entered into an agreement with Hy-Bon Engineering Company, Inc. ("Hy-Bon") pursuant to which NGE agreed to purchase and Hy-Bon agreed to sell to NGE 28 of Hy-Bon's compressor packages. In consideration therefor, NGE will pay Hy-Bon $2,150,000.00. It is planned that the $2,150,000.00 will be borrowed by Natural Gas from its current lender.

         Within two months after the closing of the purchase and sale, which is currently anticipated to be on March 31, 2003, Hy-Bon will withdraw as a member of Hy-Bon Rotary Compression, L.L.C. effective as of January 1, 2003. In consideration with its withdrawal, Hy-Bon will receive $67,144.11 from Hy-Bon Rotary Compression, L.L.C. NGE, as the other member of Hy-Bon Rotary Compression, L.L.C., will retain all assets of Hy-Bon Rotary Compression, L.L.C. which as of December 31, 2002, had an unaudited aggregate value of $346,511.04. NGE plans to dissolve Hy-Bon Rotary Compression, L.L.C. and NGE has agreed to not operate under the name Hy-Bon.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements

         None

(b)      Pro Forma Financial Information

         None

(c)      Exhibits

         2.1 Purchase and Sale Agreement by and between Hy-Bon Engineering Company, Inc. and NGE Leasing, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 5, 2003                       NATURAL GAS SERVICES GROUP, INC.



                                            By: /s/ Wayne L. Vinson
                                               ---------------------------------
                                               Wayne L. Vinson
                                               President